UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2009

THE PENN TRAFFIC COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-8858 (Commission File Number)	25-0716800 (IRS Employer Identification No.)

1200 State Fair Boulevard
Syracuse, New York 13221-4737
(Address of Principal Executive Offices) (Zip Code)

(315) 453-7284
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The Company is a party to that certain Credit Agreement, dated April 13, 2005 (as amended and to date, and including the “Credit Agreement”), by and among The Penn Traffic Company, Penny Curtiss Baking Company, Inc. and Big M Supermarkets, Inc., as borrowers (the “Borrowers”), the other credit parties signatory thereto, General Electric Capital Corporation (the “Agent”), as agent for the lenders, and the lenders signatory thereto from time to time.  A copy of the Credit Agreement is attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on September 12, 2006, and all amendments to the initial Credit Agreement have been previously filed.

On October 30, 2009, the Agent notified the Company that because of alleged overstatements of the value of certain machinery and equipment in the Company’s borrowing base certificates (due to the Company’s alleged failure to timely deliver title documents for such machinery and equipment to the Agent as required under the Credit Agreement), events of default had occurred under the Credit Agreement (the “Specified Events of Default”).  The Agent advised the Company that as a result of the occurrence and continuance of the Specified Events of Default, neither Agent nor any lender has any obligation to make any further advances, issue any letters of credit for, or otherwise extend credit to the Borrowers.  The Agent also notified the Company that, pursuant to the Credit Agreement, it was requiring the Company to collateralize all the letter of credit obligations that lenders had previously incurred at the Borrower’s request, which as of November 3, 2009 were approximately $35.8 million, with cash or cash equivalents equal to 105% of the maximum amount then available to be drawn under such letters of credit.  The Agent reserved all its other rights, which include terminating the revolving portion of the facility, accelerating all other financial obligations of the Company, and charging the default rate under the Credit Agreement.

On November 3, 2009, the Borrowers entered into a forbearance agreement (the “Forbearance Agreement”) with the Agent and certain other credit parties and lenders (the “Lenders”).  Under the Forbearance Agreement, the Lenders agreed to forbear, until the earlier of: (i) November 25, 2009, (ii) any breach or default other than the Specified Events of Default under the Credit Agreement, or (iii) the taking of any action by the lenders under our separate real estate credit facility against the collateral under the Credit Agreement (the “Forbearance Period”), from exercising any of their rights or remedies under the Credit Agreement and related agreements arising solely out of the Specified Events of Default.  Under the Forbearance Agreement, the Lenders have agreed to make certain amounts of the cash collateral used to collateralize the Lenders’ letter of credit obligations available to the Borrowers during the Forbearance Period.  These funds will be made available to Borrowers for the purposes and in the approximate amounts specified in a budget required to be delivered by the Borrowers by November 9, 2009, in form and substance reasonably satisfactory to the Lenders, or prior to the Borrowers’ delivery of this budget, on a daily basis in the Agent’s discretion.  Pursuant to the Forbearance Agreement, the Company also appointed Ronald Stengel of Conway Del Genio Gries & Co., LLC (“CDG”) as the Chief Restructuring Officer of the Company.

On November 4, 2009 we issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that the Company had entered into the Forbearance Agreement with the Agent and the Lenders, and that this was due to the delivery by the Agent of the October 30, 2009 notice of the Specified Events of Default.

Item 2.04.  Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement.

Reference is made to the disclosures at Items 1.01 and 8.01 hereof.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2009, the Company appointed Ronald Stengel as its Chief Restructuring Officer (“CRO”), reporting directly to the Board of Directors of the Company.  Mr. Stengel is 62 years old and is currently a Senior Managing Director at CDG, a position he has held since May, 2002.  Mr. Stengel oversees CDG’s Crisis Management practice and has been providing crisis management and turnaround consulting services to distressed companies for over 35 years.  He has previously served as interim Chief Executive Officer, interim Chief Operating Officer or interim Chief Restructuring Officer of many companies, including but not limited to, Adelphia Communications Corporation, Wolf Camera Corporation, American Pad and Paper Company, Reading China & Glass, Inc., Smith Corona Corporation, FlexTek Corporation, Towle Manufacturing, The Rytex Company, Town & Country Corporation, Global Home Products, GEO Specialty Chemicals, and Texscan Corporation.  Mr. Stengel has a BS in Mechanical Engineering and an MBA from the University of Pennsylvania.

On November 3, 2009 the Company also engaged CDG pursuant to an agreement (the “CDG Engagement Letter”) which provides that CDG will provide certain restructuring advisory services to the Company, including making Mr. Stengel available to serve as the CRO of the Company.  CDG has advised the Company that Mr. Stengel’s compensation for his service as a Senior Managing Director is unrelated to the amounts to be paid to CDG by the Company for CDG’s services, including Mr. Stengel’s service as the CRO of the Company, although it may be based in part upon CDG’s financial results during periods in which CDG provides services to the Company.

CDG has a long history of providing financial advisory services to the Company.  CDG was first engaged by the Company on October 4, 2006 and continued to assist the Company through December 2008.  Ben Jones, a Managing Director of CDG, served as the Company’s Interim Chief Financial Officer from January, 2007 through May, 2007.  CDG was re-engaged by the Company as its financial advisor on October 13, 2009.

Item 8.01.  Other Events.

The Agent’s conclusion that events of default have occurred under the Credit Agreement, and requiring the Company to collateralize the Lenders’ letter of credit obligations, may result in the Company’s lenders and other creditors claiming it has defaulted, or the Company actually being in default under its agreements with them.  To the extent there are any such claimed or actual defaults, the Company will seek waivers of these defaults, and the Company believes it would be in the best interests of all its creditors for such waivers to be granted.  There can be no assurance that any such defaults will be cured within applicable cure periods, if any, or that any waivers or other relief will be obtained, in which case such defaults may result in the acceleration of certain of the Company’s financial obligations, which the Company may not be in a position to satisfy.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit
99.1	Press Release, dated November 4, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PENN TRAFFIC COMPANY (Registrant)

By:	/s/ Daniel J. Mahoney
	Name:	Daniel J. Mahoney
	Title:	SVP, General Counsel

Date: November 4, 2009